Exhibit 99.1

Pier 1 Imports, Inc. to Present at the Goldman Sachs U.S. Emerging / SMID Cap Growth Conference

FORT WORTH, Texas--(BUSINESS WIRE)--November 7, 2013--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will participate in the Goldman Sachs U.S. Emerging / SMID Cap Growth Conference being held November 14, 2013 at the Marriott Marquis, New York, New York. Alex W. Smith, President and Chief Executive Officer, and Cary Turner, Senior Executive Vice President and Chief Financial Officer, will make a presentation on November 14th during which they will provide a general update on the Company’s business.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400